Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney World Funds, Inc.:

We consent to the use of our report dated December
18, 1997 for Global Government Bond Portfolio,
International Equity Portfolio, Pacific Portfolio,
European Portfolio, International Balanced Portfolio and Emerging Markets Portfolio of Smith Barney World
Funds, Inc. incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
February 25, 1998